SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549




                             FORM 8-K

                          CURRENT REPORT


 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (date of earliest event reported):   January 4, 2000
                                                     ---------------

                            PRAB, INC.
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     (Exact name of registrant as specified in its charter)


           Michigan                  0-10187               38-1654849
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(State or other jurisdiction     (Commission File        (IRS Employer
    of incorporation)                 Number)           Identification No.)


   5944 E. Kilgore Road, Kalamazoo, Michigan                  49003
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   (Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code      (616) 382-8200
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Item 5.  Other Events.

         On January 4, 2000, Prab, Inc. issued the following press release:



      PRAB REPORTS REPURCHASE OF CONVERTIBLE PREFERRED STOCK

Kalamazoo, MI - Prab, Inc. has repurchased 366,667 shares of its convertible preferred shares from the State of Michigan Retirement Systems (SMRS). The repurchase was completed on December 28, 1999, at the price of $1.63 per share. The 366,667 shares represented 100% of the convertible preferred shares issued by the Company.

Gary Herder, Prab's President and CEO, reported, "With this transaction, Prab has now completed the repurchase of all the shares of Prab once owned by the SMRS. The repurchased convertible preferred shares, with the right to be converted to common shares on a one-to-one basis, represented approximately 16% of the Company's outstanding shares on a fully diluted basis."

Prab, Inc., operating under two divisions, Prab Conveyors and Hapman Conveyors, designs and manufactures conveyors, metal scrap reclamation systems, and bulk material handling equipment and systems for a wide variety of industrial markets throughout the world. Prab, Inc. is a public company with its stock (symbol:
PRAB) regularly quoted on the OTC Bulletin Board (OTCBB).





SIGNATURES

           Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date: January 6, 2000                       PRAB, INC.


                                            By:   /s/ Gary A. Herder
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                                                  Gary A. Herder
                                            Its:  President



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